UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2022

CELSIUS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-34611	20-2745790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2424 N. Federal Highway
Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 561 276-2239

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	CELH	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

When used in this Current Report on Form 8-K, unless otherwise indicated, the terms “the Company,” “Celsius,” “we,” “us” and “our” refer to Celsius Holdings, Inc. and its subsidiaries.

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 1, 2022, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with PepsiCo, Inc., a North Carolina corporation (the “Purchaser”), pursuant to which the Company agreed to sell to the Purchaser, in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder, 1,466,666 shares of a newly created series of the Company’s preferred stock, par value $0.001 per share, designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), for an aggregate purchase price of $550,000,000 and a price per share, on an as-converted to Common Stock (as hereinafter defined) basis, equal to $75.00.

Pursuant to the Purchase Agreement, the Purchaser, together with its affiliates, will have certain rights and be subject to various restrictions with respect to its equity ownership in the Company, including the right to increase its ownership to up to a specified percentage of the Company’s outstanding shares, with restrictions on new purchases above such percentage for so long as the Purchaser owns any shares of Series A Preferred Stock or Common Stock (subject to certain exceptions). Additionally, the Company has agreed to permit the Purchaser to designate one nominee (the “Purchaser Designee”) to the board of directors of the Company (the “Board”) for so long as the Purchaser (together with its affiliates) beneficially owns at least 3,666,665 shares of the Company’s outstanding Common Stock on an as-converted basis. Effective as of the closing of the transaction (the “Closing”), the size of the Board has been increased to nine members, with James Lee elected to the Board as the initial Purchaser Designee to serve for a term expiring at the 2023 annual meeting of the Company’s stockholders.

The Purchase Agreement also contains customary representations, warranties and agreements of the Company and other obligations of the Company and the Purchaser.

Pursuant to the Purchase Agreement and in connection with the Closing, the Company adopted or entered into, as applicable: (i) the Certificate of Designation of Series A Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada, setting forth the rights, preferences, privileges and restrictions applicable to the Series A Preferred Stock (the “Series A Certificate”); (ii) a registration rights agreement between the Company and the Purchaser (the “Registration Rights Agreement”); (iii) a lock-up agreement between the Company and each of the Company’s directors (other than Mr. Lee), chief executive officer and chief financial officer (the “Lock-Up Agreements”); (iv) a distribution agreement (the “Distribution Agreement”) between the Company and the Purchaser; and (v) a channel transition agreement between the Company and the Purchaser (the “Channel Transition Agreement”).

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and incorporated herein by reference.

Series A Preferred Stock

On August 1, 2022, the Company filed the Series A Certificate with the Secretary of the State of Nevada, effective as of the Closing. The Series A Certificate authorizes 1,466,666 shares of Series A Preferred Stock, all of which were issued and sold to Purchaser under the Purchase Agreement and are initially convertible at the rate of five shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) for each share of Series A Preferred Stock. The Series A Preferred Stock ranks, with respect to distribution rights and rights on liquidation, winding-up and dissolution, (i) senior and in priority of payment to the Company’s Common Stock, (ii) on parity with any class or series of capital stock of the Company expressly designated as ranking on parity with the Series A Preferred Stock, and (iii) junior to any class or series of capital stock of the Company expressly designated as ranking senior to the Series A Preferred Stock.

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (but excluding any change of control), each holder of Series A Preferred Stock will be entitled to receive an amount per share of Series A Preferred Stock equal to the Liquidation Preference, as defined in the Series A Certificate. Holders of shares of Series A Preferred Stock will be entitled to cumulative dividends, which will be payable quarterly in arrears either in cash, in-kind, or a combination thereof. Dividends will accrue on each share of Series A Preferred Stock at the rate of 5.00% per annum, subject to adjustment as set forth in the Series A Certificate. In addition to such quarterly regular dividends, such shares of Series A Preferred Stock are entitled to participate in dividends paid to holders of Common Stock.

The shares of Series A Preferred Stock are convertible into shares of Common Stock at the then-applicable conversion ratio automatically or at the option of the Company at certain times and subject to the terms and conditions set forth in the Series A Certificate. In addition, the shares of Series A Preferred Stock are redeemable at the option of the Company or the holders of a majority of the outstanding shares of Series A Preferred Stock at certain times and subject to the terms and conditions set forth in the Series A Certificate.

The Series A Preferred Stock confers no voting rights on holders, except as otherwise required by applicable law, and with respect to matters that adversely change the powers, preferences, privileges, rights or restrictions given to the Series A Preferred Stock or provided for its benefit, or would result in securities that would be senior to or pari passu with the Series A Preferred Stock.

The foregoing summary description of the Series A Certificate does not purport to be complete and is qualified in its entirety by reference to the full text of the Series A Certificate, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company entered into the Registration Rights Agreement with the Purchaser relating to the registered resale of the Common Stock issuable upon exercise of the Series A Preferred Stock (the “Registrable Securities”) pursuant to a registration statement to be filed with the Securities and Exchange Commission. The Company agreed to use commercially reasonable efforts to file a registration statement on Form S-3 or such other form under the Securities Act then available to the Company with respect to the resale of the Registrable Securities, and to use commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act as soon as practicable thereafter. In certain circumstances, the holders party to the Registration Rights Agreement will have piggyback registration rights and rights to request an underwritten offering as described in the Registration Rights Agreement. The resale registration rights under the Purchase Agreement are only transferrable to affiliates of the Purchaser, subject to the terms and conditions set forth in the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and incorporated herein by reference.

Lock-Up Agreements

As a condition to the transaction, the Company’s chief executive officer, chief financial officer, and all of the directors of the Company (other than Mr. Lee) entered into Lock-Up Agreements pursuant to which they agreed not to sell, pledge, hypothecate or otherwise transfer their shares for a period of 12 months commencing on the date of the Closing, subject to certain exceptions.

The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Lock-Up Agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and incorporated herein by reference.

Distribution Agreement

Simultaneously with the execution and delivery of the Purchase Agreement, the Company entered into the Distribution Agreement with the Purchaser relating to the sale and distribution of certain of the Company’s beverage products in existing channels and distribution methods in the United States, excluding Puerto Rico and the US Virgin Islands (the “Territory”).

Under the Distribution Agreement, the Company has granted the Purchaser the right to sell and distribute its existing beverage products in existing channels and distribution methods and future beverage products that are added from time to time as licensed products under the Distribution Agreement (the “Products”) in the Territory. The Distribution Agreement does not have a specified term. Instead, it may be terminated in accordance with the terms of the Distribution Agreement by either party “with cause” (including by the Purchaser if the Company undergoes a change of control involving a competitor), by the Company, if the Company undergoes a change of control, and by either party without cause in the nineteenth year of the term (i.e., 2041), the twenty-ninth year of the term (i.e., 2051) and each ten (10) year period thereafter (i.e., 2061, 2071, etc.) by providing twelve (12) months’ written notice on August 1st of each such year to the other party. Except for a termination by the Company “with cause” and the Purchaser without cause, the Company is required to pay the Purchaser certain compensation upon a termination as specified in the Distribution Agreement.

The Company agreed to provide the Purchaser a right of first offer in the event the Company intends to (i) manufacture, distribute or sell Products in certain additional countries as specified in the Distribution Agreement or (ii) distribute or sell Products in any future channels and distribution methods during the term of the Agreement. Additionally, pursuant to the Distribution Agreement, the Company and the Purchaser agreed to use commercially reasonable efforts to negotiate and execute with the Purchaser a distribution agreement reasonably consistent with the Distribution Agreement for the sale and distribution of the Products in Canada, and the Purchaser agreed to meet and confer in good faith with the Company regarding the terms and conditions upon which the Purchaser may be willing to sell or distribute the Products, either directly or through a local sub-distributor in certain other additional countries. The Distribution Agreement includes other customary provisions, including non-competition covenants in favor of the Company, representations and warranties, indemnification provisions, insurance provisions and confidentiality provisions.

The above description of the Distribution Agreement is qualified in its entirety by reference to the Distribution Agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 with certain confidential portions redacted, and incorporated herein by reference.

Channel Transition Agreement

In connection with the Distribution Agreement, the Company entered into the Channel Transition Agreement with the Purchaser relating to the Company’s transition of certain existing distribution rights in the Territory to the Purchaser and certain financial commitments made by the Purchaser to the Company in respect of certain contractual or other payments due to such existing distributors in connection with the transition of the Territory to the Purchaser.

The above description of the Channel Transition Agreement is qualified in its entirety by reference to the Channel Transition Agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 with certain confidential portions redacted, and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As described in Item 1.01 of this Current Report on Form 8-K, under the terms of the Purchase Agreement, on August 1, 2022, the Company issued 1,466,666 shares of its newly created Series A Preferred Stock to the Purchaser for an aggregate purchase price of $550,000,000. The Company offered and sold the shares of Series A Preferred Stock to the Purchaser in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Purchase Agreement contains representations of the Purchaser that it was an “accredited investor” as defined in Rule 501 under the Securities Act and that the shares of Series A Preferred Stock were acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof.

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As of the issuance by the Company of the Series A Preferred Stock, which occurred on August 1, 2022, the ability of the Company to declare or pay dividends on shares of its Common Stock, or any shares of other stock of the Company that rank junior to or on parity with the Series A Preferred Stock, either as to the payment of dividends and/or as to the distribution of assets upon the liquidation, dissolution or winding up of the Company, is subject to certain restrictions in the event that the Company does not declare and pay (or set aside) dividends on the Series A Preferred Stock.

The terms of the Series A Preferred Stock, including such restrictions, are more fully described in Item 1.01, and this description is qualified in its entirety by reference to the full text of the Series A Certificate, a copy of which is filed as Exhibit 3.1 hereto, and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Purchase Agreement, effective as of the Closing, the Board appointed James Lee as the initial Purchaser Designee to fill the vacancy created by the increase in the size of the Board described in Item 5.03 below. Mr. Lee was appointed to serve on the Board for a term expiring at the 2023 annual meeting of the Company’s stockholders. Mr. Lee may serve on certain committees of the Board, but no such committee appointments have been made at this time. Mr. Lee does not have any family relationships with any of the Company’s directors or executive officers. Mr. Lee has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Lee is currently Senior Vice President, Chief Strategy and Transformation Officer for PepsiCo Beverages North America (PBNA), PepsiCo’s largest operating sector. He is responsible for leading the PBNA’s long-term strategy, business development, digital and value chain transformation, and sustainability. Mr. Lee joined PepsiCo in 1998 and has held several finance leadership roles since that time, including Senior Vice President for PBNA, Senior Vice President and CFO of the Russia and CIS Region, Vice President and CFO of Southeast Europe, Senior Director and CFO of PepsiCo Australia and New Zealand, and Senior Director, Strategy and Planning of China Beverages. Prior to joining PepsiCo, Mr. Lee worked for the management consultancy, Marakon Associates. Mr. Lee holds a BSE in Operations Research from Princeton University and an MBA from Columbia University.

Mr. Lee will not receive any compensation for his service on the Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Bylaws Amendment

On July 28, 2022, the Board adopted and approved an amendment to the Bylaws of the Company, as amended (the “Bylaws Amendment”). In order to accommodate the requirements of the Purchase Agreement, the Bylaws Amendment increased the number of members of the Board to nine members.

The foregoing description of the Bylaws Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws Amendment, a copy of which is filed as Exhibit 3.2 hereto and incorporated by reference herein.

Series A Certificate of Designation

In connection with the closing of the transaction, the Board approved the Series A Certificate, which was filed with the Secretary of State of the State of Nevada on August 1, 2022. Please see the description in Item 1.01 for a more complete description of the rights and preferences of the Series A Preferred Stock, which is incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 28, 2022, the Board adopted a Code of Ethics for Senior Financial Officers (the “Code of Ethics”), which is applicable to all senior executive officers (including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions). A copy of the Code of Ethics is filed as Exhibit 14.1 to this Form 8-K and incorporated herein by reference. The Code of Ethics is also available on the Company’s website at https://www.celsiusholdingsinc.com/code-of-ethics/. The information on the Company’s website does not constitute part of this Current Report on Form 8-K and is not incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No	Description
3.1*	Celsius Holdings, Inc. Certificate of Designation of Series A Convertible Preferred Stock
3.2*	Amendment to the Bylaws of Celsius Holdings, Inc.
14.1*	Celsius Holdings, Inc. Code of Ethics for Senior Financial Officers
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CELSIUS HOLDINGS, INC.

Date:	August 3, 2022	By:	/s/ John Fieldly
John Fieldly, Chief Executive Officer